EXHIBIT 99.1
News
Investor contact: William J. Moss
Vice President, Treasurer
(201) 571-4019
Press contact: Richard P. De Santa
Senior Director, Communications
(201) 571-4495
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES
NET INCOME OF $27 MILLION FOR ITS FISCAL YEAR ENDED
FEBRUARY 24, 2007
OPERATING INCOME CONTINUES TO IMPROVE IN ITS CORE
NORTHEAST OPERATIONS
MONTVALE, NJ – April 25, 2007 – The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced fiscal 2006 fourth quarter and full year results for the 12 and 52 weeks ended February 24, 2007.
Sales for the fourth quarter were $1.6 billion, comparable to $1.6 billion in the fourth quarter of last year. Comparable store sales decreased 1.5% vs. year-ago mainly due to last year’s sales lift post Hurricane Katrina in its New Orleans operations and difficult economic conditions in its Midwest operations. Comparable store sales in its core Northeast operations increased 0.9% in the fourth quarter. Net loss for the quarter was $7 million or $.17 per diluted share this year versus a loss of $39 million or $.95 per diluted share last year.
The results for the fourth quarter of fiscal years 2006 and 2005 include items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. These items are listed on Schedule 3 of the press release. Excluding these items, adjusted loss from operations was $7.6 million in the fourth quarter of fiscal 2006 versus income of $1.7 million in last year’s fourth quarter. Adjusted ongoing operating EBITDA, which is reconciled to net cash from operating activities on Schedule 4 of the press release, was $34 million in the fourth quarter of fiscal 2006 versus $41 million in last year’s fourth quarter. EBITDA in its core Northeast operations was $30 million for the fourth quarter, an increase of 26% versus the fourth quarter of last year.

U.S. sales for the full year were $6.9 billion versus $7.0 billion in 2005. Total sales of $8.7 billion for last year included sales of $1.7 billion related to A&P Canada which was sold in August 2005. U.S. total comparable store sales decreased 0.5% for the year. Comparable store sales for the Northeast increased 0.6%. Net income for fiscal 2006 was $27 million or $.64 per diluted share compared to income of $393 million or $9.64 per diluted share for 2005, which included the gain on the sale of A&P Canada.
Fiscal 2006 and fiscal 2005 results include the non-operating items listed on Schedule 3 of the press release. Excluding these items, adjusted U.S. loss from operations was $26 million for 2006 versus a loss of $65 million for 2005. Adjusted U.S. ongoing operating EBITDA, which is reconciled to net cash from operating activities on Schedule 4, was $151 million for 2006 versus $127 million in 2005. EBITDA from its core Northeast operations was $125 million for the year, an increase of 20% versus last year.
Christian Haub, Executive Chairman of the Board, said, “Our Fiscal 2006 fourth quarter completed a year of excellent progress for A&P, as we improved operating results, increased shareholder value, and just beyond year-end, took a defining step toward the transformation of our Company with the agreement to acquire Pathmark Stores Inc.
“The improvements set in motion by our divestiture of A&P Canada in 2005, and subsequent management, organization and support structure changes, were reflected in top and bottom line results overall and specifically in our core Northeast operations. Additionally, the Canadian sale and our improving results enabled us to reward investors with a special dividend as well as increased share value.
“Going forward in Fiscal 2007, we anticipate a year of both continuity and dynamic change. Management’s commitment to the strategies and practices underlying our current improving trends will remain fully in place. Alongside that focus, we are assembling a careful and comprehensive plan for the integration of the Pathmark operations, upon the anticipated completion of that transaction in the second half.
“With Pathmark’s operations reflecting an ideal fit with our Company, we are confident that the financial and strategic benefits of this landmark transaction will put A&P firmly on the road to improved performance in the future,” Mr. Haub said.”
Eric Claus, President & Chief Executive Officer, said, “Our management team and associates did an excellent job in making Fiscal 2007 a successful transition year for A&P, as we:
•	Improved sales trends in core Northeast operating banners.

•	Achieved a positive EBITDA performance with improving contribution from our core market operations.

•	Converted 24 conventional stores to our successful new fresh format.

•	Successfully launched our improved Food Basics discount format.

•	Introduced our new generation Food Emporium Fine Foods concept in New York City.

•	Maintained the bottom line benefits of previous cost reduction initiatives, and the ongoing cost control emphasis embedded in all Company activities.
“We were very pleased with our bottom line progress, which was the result of better operations and more disciplined cost control throughout the organization; a discipline that will remain a part of everything we do. Our sales improvement, driven by improved merchandising, was also on track with plan, although generated primarily in our northeastern core markets which benefited most from our capital development during the year.
“Our Farmer Jack operations in Michigan again presented our most difficult challenge in Fiscal 2006, and as just announced, we are resolving that situation through the potential divestiture of that business. We thank our management and associates in Michigan for their enthusiastic efforts over the years. Their consistent support and hard work made this a painful decision. But it is clearly the right one, given the region’s difficult economy, and A&P’s increased focus on the development and upcoming expansion of our business in the Northeast.
“Overall, our positive results were in line with internal forecasts in most key measurements. With continued focus on current strategies and the successful integration of Pathmark, we are confident of accelerated improvement in Fiscal 2007,” Mr. Claus said.
Founded in 1859, A&P is one of the nation’s first supermarket chains. The Company operates 406 stores in 9 states and the District of Columbia under the following trade names: A&P, Waldbaum’s, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center and Food Basics.
The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 11:00 AM Eastern Time today, at which members of the Company’s senior management team will discuss the Company’s fourth quarter financial results. The Webcast may be accessed through a link on the “Investors” page of the Company’s Website, www.aptea.com. Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning this afternoon and available until May 23, 2007.
Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measures “Adjusted (loss) income from operations” and “EBITDA” to evaluate the Company’s liquidity and it is among the primary measures used by management for planning and forecasting of future periods. Adjusted (loss) income from operations is defined as (loss) income from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the U.S. ongoing business. EBITDA is defined as earnings before interest, taxes, depreciation, amortization, minority interest, equity in earnings of Metro, Inc., discontinued operations and the (loss) gain on the sale of A&P Canada. Ongoing, operating EBITDA is defined as EBITDA adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the U.S. ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Ongoing, operating EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 4 of this release.
This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company’s principal markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which affect the buying patterns of the Company’s customers.
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The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 — GAAP Earnings for the 12 and 52 weeks ended February 24, 2007 and February 25, 2006
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		52 Weeks Ended
	February 24,	February 25,	February 24,	February 25,
	2007	2006	2007	2006
Sales	$1,608,119	$1,607,523	$6,850,268	$8,740,347
Cost of merchandise sold	(1,127,779)	(1,121,616)	(4,785,821)	(6,235,275)

Gross margin	480,340	485,907	2,064,447	2,505,072
Store operating, general and administrative expense	(483,360)	(541,802)	(2,074,522)	(2,825,730)

(Loss) income from operations	(3,020)	(55,895)	(10,075)	(320,658)
(Loss) gain on sale of Canadian operations	(409)	(339)	(1,299)	912,129
Interest expense	(17,593)	(15,465)	(73,814)	(92,248)
Interest income	1,141	4,311	9,613	13,457
Minority interest in earnings of consolidated franchisees	—	—	—	(1,131)
Equity in earnings of Metro, Inc.	9,163	4,404	40,003	7,801

(Loss) income from continuing operations before income taxes	(10,718)	(62,984)	(35,572)	519,350
Benefit from (provision for) income taxes	3,504	23,958	62,088	(128,927)

(Loss) income from continuing operations	(7,214)	(39,026)	26,516	390,423
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	20	(78)	377	1,626
Gain (loss) on disposal of discontinued operations, net of tax	—	4	—	581

(Loss) income from discontinued operations	20	(74)	377	2,207

Net (loss) income	$(7,194)	$(39,100)	$26,893	$392,630

Net (loss) income per share — basic:
Continuing operations	$(0.17)	$(0.95)	$0.64	$9.69
Discontinued operations	0.00	(0.00)	0.01	0.05

Net (loss) income per share — basic	$(0.17)	$(0.95)	$0.65	$9.74

Net (loss) income per share — diluted:
Continuing operations	$(0.17)	$(0.95)	$0.63	$9.59
Discontinued operations	0.00	(0.00)	0.01	0.05

Net (loss) income per share — diluted	$(0.17)	$(0.95)	$0.64	$9.64

Weighted average common shares outstanding — basic	41,521,449	41,042,838	41,430,600	40,301,132

Weighted average common shares outstanding — diluted	41,521,449	41,042,838	41,902,358	40,725,942

Gross margin rate	29.87%	30.23%	30.14%	28.67%
Store operating, general and administrative expense rate	30.06%	33.70%	30.28%	32.33%

United States depreciation and amortization	$41,979	$43,287	$177,754	$196,387
Canada depreciation and amortization	—	—	—	10,942

Total A&P depreciation and amortization	$41,979	$43,287	$177,754	$207,329

Number of stores operated at end of quarter	406	405	406	405

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 — Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

	February 24, 2007	February 25, 2006
Cash and short-term investments	$86	$230

Other current assets	663	980

Total current assets	749	1,210

Property-net	919	898

Equity investment in Metro, Inc.	369	339

Other assets	75	52

Total assets	$2,112	$2,499

Total current liabilities	$558	$610

Total non-current liabilities	1,123	1,217

Stockholders’ equity	431	672

Total liabilities and stockholders’ equity	$2,112	$2,499

Other Statistical Data

Total Debt and Capital Leases	$348	$282
Total Long Term Real Estate Liabilities	301	297
Restricted Cash, Temporary Investments and Marketable Securities	(77)	(465)

Net Debt	$572	$114

Total Retail Square Footage (in thousands)	16,538	16,509

Book Value Per Share	$10.36	$16.32

	For the 52	For the 52
	weeks ended	weeks ended
	February 24, 2007	February 25, 2006
Capital Expenditures	$208	$191

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 — Reconciliation of GAAP (Loss) Income from Operations to Adjusted (Loss) Income from Operations for the 12 and 52 weeks ended February 24, 2007 and February 25, 2006
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		52 Weeks Ended
	February 24,	February 25,	February 24,	February 25,
	2007	2006	2007	2006
As reported (loss) income from operations	$(3,020)	$(55,895)	$(10,075)	$(320,658)

Adjustments:
Midwest exit costs	—	10,375	77	115,271
Net restructuring costs	2,371	29,241	5,616	118,648
Labor buyout costs	60	—	4,534	—
Long-lived asset impairment	—	—	—	17,728
Early extinguishment of debt and write-off of deferred financing fees	—	—	—	33,031
Impact of Hurricane Katrina	(4,832)	867	(9,180)	19,034
Workers compensation state assessment charges	—	9,689	—	9,689
Real estate related activity	(2,161)	7,410	(17,423)	(14,863)
Visa / Mastercard lawsuit settlement	—	—	—	(1,547)
Canadian dollar hedge	—	—	—	15,446
Canada income from operations	—	—	—	(57,224)

Total adjustments	(4,562)	57,582	(16,376)	255,213

Adjusted United States income (loss) from operations	$(7,582)	$1,687	$(26,451)	$(65,445)

As reported United States depreciation and amortization	$41,979	$43,287	$177,754	$196,387

Adjustments:
Accelerated depreciation on leasehold improvements	—	(4,250)	—	(4,250)

Adjusted United States depreciation and amortization	$41,979	$39,037	$177,754	$192,137

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 — Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Adjusted EBITDA
for the 12 and 52 weeks ended February 24, 2007 and February 25, 2006
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		52 Weeks Ended
	February 24,	February 25,	February 24,	February 25,
	2007	2006	2007	2006
Net cash provided by (used in) operating activities	$79,586	$81,455	$36,722	$(76,007)
Adjustments to calculate EBITDA:
Net interest expense	16,452	11,154	64,201	78,791
Asset disposition initiatives	1,423	(22,014)	(2,296)	(185,122)
Long lived asset impairment charges	(1,258)	(5,067)	(4,668)	(34,175)
Loss on extinguishment of debt	—	—	—	(28,623)
Loss on derivatives	—	—	—	(15,446)
Gain (loss) on disposal of owned property	4,897	(1,049)	28,135	24,787
(Benefit from) provision for income taxes	(3,504)	(23,958)	(62,088)	128,927
Decrease (increase) in income tax reserve	4,890	21,564	66,435	(98,079)
Other share based awards	(1,482)	(2,008)	(8,134)	(8,978)
Proceeds from dividends from Metro, Inc.	(1,791)	(1,647)	(6,858)	(4,708)
Working capital changes
Accounts receivable	(12,961)	30,360	(62,741)	56,130
Inventories	(31,137)	(76,089)	1,264	(109,521)
Prepaid expenses and other current assets	(19,548)	(16,475)	(3,062)	(585)
Accounts payable	8,978	11,625	19,199	101,342
Accrued salaries, wages, benefits and taxes	(21,306)	(4,738)	9,202	31,414
Other accruals	4,332	(40,373)	61,395	(48,931)
Other assets	(5,941)	7,300	(3,044)	7,344
Other non-current liabilities	17,260	16,588	37,641	76,309
Other, net	69	764	(3,624)	(8,198)

Total A&P EBITDA	38,959	(12,608)	167,679	(113,329)

Adjustments:
Midwest exit costs	—	10,375	77	115,271
Net restructuring costs	2,371	24,991	5,616	114,398
Labor buyout costs	60	—	4,534	—
Long-lived asset impairment	—	—	—	17,728
Early extinguishment of debt and write-off of deferred financing fees	—	—	—	33,031
Impact of Hurricane Katrina	(4,832)	867	(9,180)	19,034
Workers compensation state assessment charges	—	9,689	—	9,689
Real estate related activity	(2,161)	7,410	(17,423)	(14,863)
Visa / Mastercard lawsuit settlement	—	—	—	(1,547)
Canadian dollar hedge	—	—	—	15,446
Canada EBITDA	—	—	—	(68,166)

Total adjustments	(4,562)	53,332	(16,376)	240,021

Adjusted United States ongoing operating EBITDA	$34,397	$40,724	$151,303	$126,692